EXHIBIT 10.18


                         SUBORDINATED CREDITOR CONSENT

                                                                   June 12, 1997



Reliance Insurance Company
Park Avenue Plaza
55 East 52nd Street
New York, NY  10055

                  RE: Hagler Bailly Consulting, Inc.

Ladies and Gentlemen:

         We refer to the Intercreditor and Subordination Agreement, dated as of May 25, 1995 (the "Intercreditor Agreement"), by and among State Street Bank and Trust Company (the "Bank"), RCG International, Inc. ("RCG") and Hagler Bailly Consulting, Inc. (the "Company"). The rights and obligations of RCG in respect of the Intercreditor Agreement and the Subordinated Indebtedness referred to therein were transferred and assigned to Reliance Insurance Company (the "Subordinated Creditor"). Unless otherwise indicated, capitalized terms used herein without definition which are defined in the Intercreditor Agreement shall have the respective meanings ascribed to them therein.

         The Bank and the Company propose to increase the amount of the Bank's revolving credit to the Company by $1,500,000 pursuant to an Amendment to Credit Agreement in substantially the form attached hereto as Exhibit A. As a result of the foregoing, the aggregate amount of Senior Indebtedness outstanding (without giving effect to reductions in the principal amount of the Term Loan) may increase by $1,500,000 ("Increased Senior Indebtedness").

         The Bank and the Company hereby request that the Subordinated Creditor consent to the aforesaid Increased Senior Indebtedness in accordance with section 8 of the Intercreditor Agreement. The Subordinated Creditor hereby consents to the Increased Senior Indebtedness.

         It is a condition precedent to the effectiveness of this consent that
(a) the Subordinated Creditor shall have received $25,000 as a consent fee, (b) the interest rate payable on the Subordinated Indebtedness shall be increased from 9.5% to 11.5% for such period as any amount of Increased Senior Indebtedness is outstanding and (c) the Bank shall have consented to both of the foregoing.

         If the foregoing is acceptable, please evidence your consent thereto in the appropriate spaces set forth below.


                                                 Very truly yours,

STATE STREET BANK AND TRUST                      HAGLER BAILLY CONSULTING, INC.
COMPANY



By: /s/ Linda A. Moulton                       By: /s/ Daniel M. Rouse
    --------------------------                     ------------------------
     Linda A. Moulton   (Title)                    Daniel M. Rouse CFO (Title)
     Vice President


RELIANCE INSURANCE COMPANY


By: /s/ Ben Chinoc
    ---------------------
    Ben Chinoc    (Title)
    Vice President